EXHIBIT 10.3
EMPLOYEE SHARE PURCHASE PLAN

ATLAS FINANCIAL HOLDINGS, INC.

1. PURPOSE
1.1 The Atlas Employee Share Purchase Plan has been established to enable eligible employees of the Company to acquire Common Shares in Atlas Financial Holdings, Inc. in a convenient and systematic manner, so as to encourage continued employee interest in the operation, growth and development of the Company, as well as to provide an additional investment opportunity to employees.

2. DEFINITIONS AND INTERPRETATION
2.1"Account" means the account maintained by the Administrator in respect of each Participant as described in Section 7.1.

2.2 "Adjusted Salary" means the regular salary or wages of a Participant received or to be received from the Company for the Participant's service with respect to a particular Fiscal Year, excluding any overtime, bonuses or other compensation with respect to such Fiscal Year and, in the case of a Participant who receives commission payments, the regular salary or wages of a Participant received or to be received from the Company for the Participant's service with respect to the Fiscal Year, and any commission payments payable or paid to such Participant in respect of the immediately preceding Fiscal Year , and does not include any Company Contributions or other benefits received by the Participant under this Plan.

2.3 "Administration Agreement" means the agreement referred to in section 10.1.

2.4 "Administrator" means the person, company or firm which has been appointed by the Company under Section 10.1 to maintain account and to hold shares as Administrator for participants, and with whom the Company enters into a Services Agreement with respect thereto.

2.5 "Board" means the Board of Directors of Atlas.

2.6 "Company" means Atlas Financial Holdings, Inc. and each of its Subsidiaries (unless such Subsidiary has been designated by the Board as ineligible to participate in the Plan) and their respective successors and assigns, so long as they remain Subsidiaries on a consolidated basis, or each of them, as applicable.

2.7 "Company Contribution" means the amount of money paid by the Company under the Plan in respect of a Participant as described in Section 5.

2.8 "Contribution" means Company Contributions and Participant Contributions.

2.9 "Employee'' means a full-time employee of the Company and a permanent part time employee of the Company working more than 30 hours per week, but for greater certainty, does not include employees who have received notice of termination of employment, contract, part-time, or retired employees of the Company, employees receiving long-term disability payments and employees on unpaid leaves of absence.

2.10 "Fiscal Year" means the fiscal year of the employer of the Participant.

2.11 "Atlas" means Atlas Financial Holdings, Inc.

2.12 "Non-Active Participant" means a Participant who ceases to contribute to the Plan, but who maintains an account balance within the Plan.

2.13 Participant" means an Employee who has applied and agreed to participate in the Plan on such terms as the Company may specify and whose application has been accepted by the Company.

2.14 "Participant Contribution" means the amount of money contributed by a Participant to the Plan as described in Section 4.

2.15 "Plan" means this Atlas Employee Share Purchase Plan described herein and includes all amendments thereto.

2.16 "Release" means a release of certificates representing Shares under the Plan as described in Sections 8 and 9.

2.17 "Shares" means the Common Shares in the capital of Atlas, and includes any shares of Atlas into which such shares may be converted, reclassified, redesignated, subdivided, consolidated, exchanged or otherwise changed pursuant to a reorganization.

2.18 "Subsidiary" means a subsidiary of Atlas as defined in the Canada Business Corporations Act.

2.19 Unless the context requires otherwise, references to the male gender include the female gender, words importing the singular number may be construed to extend to and include the plural number, and words importing the plural number may be construed to extend to and include the singular number.

2.20 This Plan is established under the laws of the Province of Ontario and the rights of all parties and the interpretation of each and every provision of the Plan shall be governed and construed in accordance with the laws of Ontario and the laws of Canada applicable therein.

3. ELIGIBILITY AND PARTICIPATION

3.1 An Employee who has been employed by the Company for greater than one (1) month is eligible for participation in the Plan.

3.2 An Employee who is an employee of a corporation which has become a Subsidiary of Atlas is eligible for participation in the Plan provided that such Employee has been employed by such Subsidiary for not less than one (1) month.

3.3 To become a Participant, an eligible Employee must complete and sign an application in the form prescribed by the Company from time to time and file it with the Manager, Human Resources, or such other officer or employee of the Company designated by the Company from time to time, and authorize the Company in writing to deduct the Participant's Contribution from the Participant's Adjusted Salary. Upon acceptance of such application by the Company, such Employee shall become a Participant under the Plan.

3.4 The Company will provide each Participant with the following:

(a) a written explanation of the pertinent provisions of the Plan (including amendments thereto applicable to the Participant, together with a written explanation of the rights and duties of a Participant; and

(b) any other information regarding the Plan required to be provided, and in a manner prescribed, under any applicable laws.

4. PARTICIPANT CONTRIBUTIONS

4.1 A Participant may elect to contribute as the Participant Contribution under the Plan an amount for each regular payroll period, representing on an annual basis no more than 5.0% of Adjusted Salary. Such election shall initially be made by the Participant by completing, signing and filing with the Company the application form in the form prescribed by the Company as contemplated by Section 3.4.

4.2 Subject to Section 4.1, a Participant may increase, decrease, suspend, or resume payroll deductions under the Plan at any time by completing, signing and filing an authorization in the form prescribed by the Company from time to time. Such a change may be made only twice in each Fiscal Year.

4.3 Subject to the foregoing, the effective date of any initial election, change, suspension or resumption of Participant Contributions under this Section 4 shall be governed by regular payroll input deadlines of the Company.

4.4 All Participant Contributions shall be deducted by the Company out of each regular payroll payment and shall be paid to the Administrator and applied in accordance with Section 6.1.

4.5 A Participant may elect, as authorized and approved by the Board, to transfer into the Plan New Issue and Secondary Offering Shares. Such Shares shall be delivered to the Plan Administrator with all required documentation by the Board approved deadline. Such transfers into the Plan shall not affect a Participant's maximum contribution level for that year.

5. COMPANY CONTRIBUTIONS

5.1 Company Contributions as described herein shall be made on the date of each Participant Contribution only in respect of those Participants who have made a Participant Contribution in respect of such date. Company Contributions vest on the date made by the Company. Company Contributions shall not be made on New Issue and Secondary Offering Shares transferred into the Plan by Participants.

5.2 The amount of Company Contribution in respect of each Participant shall be equal to fifty percent (50%) of the Participant Contribution provided, however, that Company Contributions in respect of any particular Fiscal Year shall not exceed 2.5% of such Participant's Adjusted Salary for such Fiscal Year. Company Contributions shall commence following the completion of six (6) months of full time service.

5.3 Company Contributions in respect of a Participant shall be paid by the Company of which the Participant is the Employee on behalf of the Participant to the Administrator at the time of the payments made pursuant to Section 4.6 and applied in accordance with Section 6.1.

5.4 Company Contributions shall be additional remuneration to the Participant which the Participant directs to be paid to the Administrator and applied in accordance with Section 6.1. By participating in the Plan, the Participant acknowledges that the full amount of Company Contribution shall be paid and applied on behalf of the Participant in accordance with the Plan and that any income tax or other statutory or other payroll deductions in respect of Company Contributions shall be deducted from regular payroll payments to the Participant.

5.5 The Company shall also pay administrative costs related to the Plan, but shall not pay brokerage or related fees or expenses related to the sale of the Shares by the Participant. There shall be deducted from any remittances otherwise due to a Participant all brokerage fees and other expenses related to the sale of the shares by the Participant.

6. PURCHASE AND ALLOCATION OF SHARES

6.1 Participant and Company Contributions shall be paid in full on behalf of the Participants to purchase, on the date of such Contributions, or as soon as practicable thereafter, such number of Shares of Atlas as are required to give effect to the terms of the Plan. The purchase price for such Shares shall be the market price on the TSX Venture Exchange at the time of acquisition.

6.2 Such Shares will be acquired by the Administrator on behalf of the Participants as fully paid and nonassessable Shares of Atlas through the services of a duly registered stockbroker.

6.3 The shares purchased by Participant Contributions and Company Contributions respectively in accordance with Section 6.1 shall, in each case, be allocated to the Participants in accordance with the respective Contributions made by, or by the Company in respect of, each such Participant. Such allocation shall be expressed in terms of whole numbers and fractional parts of Shares.

6.4 In the event that dividends paid on shares of Shares held in the participant's account will be credited to the participant's Account. Dividend funds, if applicable, will be reinvested and used to purchase additional Shares as soon as is reasonable practical after receipt of the funds. The purchase price for such shares shall be the prevailing market price at the time of such purchase.

7. ACCOUNTING

7.1 The Administrator shall maintain an account for each Participant in such a way that the interests of each Participant in the Plan in respect of Participant and Company Contributions may be ascertained. Such individual accounts shall be posted periodically. The Account will reflect Shares purchased by Participant and Company Contributions which have been allocated to such account as well as any New Issue and Secondary Offering Shares transferred into the Plan.

8. RELEASE OF CERTIFICATES
8.1 A Participant may, subject to this Section and section 12.5, elect to receive certificates representing Shares in the Participant's Account (a "Release"). Such Release shall require prior written notice to the Administrator of at least fourteen (14) days. Except as set out in Section 9 or unless otherwise determined by the Company, a Participant may not make such election more than once in any four month period.

8.2 Subject to Section 8.1, a Participant who has notified the Administrator that the Participant wishes to withdraw the whole or a part of the Shares in the Participant's Account shall be entitled to receive such Shares (provided the Release is in respect of at least 10 Shares), computed to the date the notice is received by the Administrator. A share certificate representing the appropriate number of Shares, registered in the name of such Participant or to an account for which the Participant is the beneficial holder, will be provided to the Participant. If such Participant is withdrawing the entire Account and is entitled to a fraction of a Share upon such Release, an amount equal to the value of such fraction shall be paid to the Participant. At the Participant's option, the Administrator:

(a) may sell Shares in the Participant's Account, in which case a Release will be comprised of the proceeds of such sale less all applicable taxes and the expenses which are chargeable to the Participant pursuant to Section 11.1;or
(b) may transfer Shares to a brokerage account in the Participant's name.

8.3 The Company shall arrange to provide statements to Participants describing the particulars of each Release.

9. DISTRIBUTION ON TERMINATION OF EMPLOYMENT

9.1 Upon the termination of employment of any Participant with the Company by reason of death, retirement or long-term disability, a Release shall be made in respect of all Shares held in the Participant's Account.

9.2 Upon the termination of employment of any Participant with the Company for any reason other than those specified in Section 9.1and except as may be determined by the Company, in its discretion, as contemplated by Section 9.4, a Release shall be made in respect of all Shares held in the Participant's Account at that time.

9.3 A certificate for such Shares, registered in the name of such Participant, or in such name as the Participant may direct, shall be mailed to the Participant. If the Participant shall be entitled to a fraction of a Share upon such termination, an amount equal to the value of such fraction shall be paid to such Participant.

9.4 Upon the termination of employment of any Participant with the Company for any reason, the Release of the Shares held in the Participant's Account shall be made in such manner as the Company determines, unless the Participant makes an election in accordance with Section 8.2 within 30 days of the date of determination.

10. THE ADMINISTRATOR

10.1 The Company shall appoint a person, firm or company to serve as the administrator under the Plan. The Company and the Administrator shall enter into an agreement (the Administration Agreement"), which shall provide for the application of amounts received to purchase Shares. The Administration Agreement shall provide that the Administrator holds such Shares as agent for the Participants in accordance with the Plan. The Administration Agreement shall contain such other terms and provisions, not inconsistent with the Plan, as the Company shall approve. The Company shall have the right, at any time and from time to time, to remove from office the Administrator under the Plan and to appoint another Administrator in its stead in accordance with the terms of the Administration Agreement.

11. ADMINISTRATION

11.1 The Plan shall be administered by the Company in accordance with its provisions. All costs and expenses of administering the Plan, except as otherwise set out in the Plan, will be paid by the Company. Commissions, if any, on the purchase of Shares shall be paid by the Plan. All brokerage fees and other expenses related to the sale of a Participant's Shares shall be charged by the Company to such Participant. The Company may, from time to time, establish administrative rules and regulations relating to the operation of the Plan as it may deem necessary to further the purpose of the Plan and amend or repeal such rules and regulations. The Company, in its discretion, may appoint a committee for the purpose of interpreting, administering, and implementing the Plan. The Company may also delegate to any director, officer or employee of the Company such administrative duties and powers as it may see fit.

12. GENERAL PROVISIONS

12.1 The Company shall arrange for the distribution to each Participant of a statement of the Participant's account balances in the Participant's Account quarterly during each Fiscal Year or such other periodic basis as the Company decides from time to time.

12.2 The interest of any Participant in the Plan shall not be assignable, either by voluntary assignment or by operation of law, except upon death or upon mental incompetency, or as otherwise specifically permitted herein.

12.3 Participation in the Plan shall be entirely voluntary and any decision not to participate shall not affect any Employee's employment with the Company. No Employee, Participant or other person shall have any claim or right to participate under the Plan. Participation in this Plan shall not affect the right of the Company to terminate the employment of a Participant. Neither any period of notice, if any, nor any payment in lieu thereof, or combination thereof, upon termination of employment shall be considered as extending the period of employment for the purposes of the Plan.

12.4 The Plan and the implementation thereof is subject to such governmental and stock exchange approvals or consents that now or in the future are applicable. As a condition of participating in the Plan, each Participant agrees to comply with all laws, rules and regulations which may apply in connection with the Plan and agrees to furnish to the Company all information and undertakings as may be required to permit compliance with such laws, rules and regulations.

12.5 The Company may adopt and apply rules that, in its opinion, will ensure that the Company will be able to comply with applicable provisions of any federal, provincial, state or local law relating to withholding of tax, including on the amount, if any, includable in income of a Participant. The Company shall have the right in its discretion to satisfy withholding tax liability by retaining or purchasing Shares acquired by a Participant under the Plan.

13. VOTING OF SHARES IN THE PLAN

13.1 The Company shall furnish each Participant with a copy of a notice of each meeting of shareholders of Atlas and other material sent to holders of Shares.

13.2 A Participant may provide instruction as to the voting of Shares at any meeting at which the holders of Shares are entitled to vote in respect of the number of whole shares standing to the Participant's credit in the Participant's Account. Such instruction must be given on a proxy form provided by the Administrator or the Company.

14. AMENDMENT OR TERMINATION OF THE PLAN

14.1 The Company reserves the right at any time to terminate the Plan. The Company may amend or suspend, in whole or in part, the Plan, including such amendments to the Plan as may be necessary or desirable, in the opinion of the Company, to comply with the rules or regulations of any governmental authority or stock exchange that apply to the Plan, provided, however, that:

(a) any approvals required under any applicable law are obtained; and

(b) no such amendment or suspension, unless required by law, shall be made at any time which has the effect of adversely affecting the existing rights of a Participant in respect of Contributions which have been made, or Shares which have been acquired under the Plan, prior to the date of such amendment or suspension.